UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2016

PacWest Bancorp

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36408 (Commission File Number)	33-0885320 (IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California (Address of Principal Executive Office)	90212 (Zip Code)

(310) 887-8500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PacWest Bancorp (the “Company”) is announcing that Bart R. Olson has agreed to join the Company as Executive Vice President and Chief Accounting Officer.  Mr. Olson’s employment will commence at date to be agreed upon during the first quarter of 2017 and he will assume the role of Principal Accounting Officer after the Company’s 2016 Form 10-K is filed.

Mr. Olson, 48, served as a Managing Director in the CFO division of Credit Suisse Group where he was responsible for Global Liquidity Measurement and Reporting since 2014. He joined Credit Suisse Group in 2013 as Deputy Controller - Americas with controllership responsibility for multiple countries in the Americas region. Previously, Mr. Olson spent 23 years in public accounting most recently as an Audit Partner of KPMG LLP from 2004 to 2013 and as a Senior Manager for six years, with a practice focused on domestic and global financial institution audit clients.  Mr. Olson received a Bachelor of Science degree in Business Administration/Accounting from California State University San Bernardino.

Pursuant to Mr. Olson’s offer of employment from the Company, he will receive the following compensation: (1) an annual base salary of $350,000; (2) participation in the Company’s cash incentive program, which provides cash awards to the Company’s executive officers and other key employees based on the achievement of goals established annually by the Company’s Compensation, Nominating and Governance Committee, with a targeted cash award of 100% of his base salary for Mr. Olson’s performance with such bonus being prorated for actual service during 2017; (3) a one-time grant of Company restricted stock units with a value of approximately $600,000, which award will vest in equal parts over four years; (4) a cash signing bonus of $200,000; (5) participation in the Company’s long-term incentive compensation programs, including equity plans, upon terms and in amounts established by the Company’s Compensation, Nominating and Governance Committee and approved by the Board, commensurate with other named executive officers of the Company; (6) assistance in connection with his relocation to the Los Angeles area; (7) vacation, holiday, personal leave, and participation in the Company’s health and welfare, 401(k) and other employee benefits plans in accordance with their terms; and (8) participation in the Executive Severance Pay Plan. Further information about the Company’s executive compensation, incentive plans, benefits, and severance plans are included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: December 13, 2016	By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	Executive Vice President, General Counsel & Corporate Secretary

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